                                                                   EXHIBIT(b)(3)

                                                          FORM OF EXECUTION COPY

                      FIRST AMENDMENT TO CREDIT AGREEMENT

     This First Amendment to Credit Agreement dated as of September 16, 1998 (this "Amendment"), is entered into among International Technology Corporation (the "Company"), IT Corporation ("ITC"), OHM Corporation ("OHM"), OHM Remediation Services Corp. ("OHM Remediation") and Beneco Enterprises, Inc. ("Beneco"; together with the Company, ITC, OHM and OHM Remediation, the "Borrowers") and the Revolving Credit Lenders (as defined in the Credit Agreement referred to below), and amends the Credit Agreement dated as of February 25, 1998 and amended and restated as of June 11, 1998 (as amended hereby and. as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement") entered into among the Borrowers, the institutions from time to time party thereto as lenders (the "Lenders"), the institutions from time to time party thereto as issuing banks (the "Issuing Banks"), Citicorp USA, Inc., in its capacity as administrative Agent for the Lenders and the Issuing Banks (in such capacity, the "Administrative Agent"), BankBoston, N.A., in its capacity as documentation agent for the Lenders and the Issuing Banks, and Royal Bank of Canada and Credit Lyonnais New York Branch, in their respective capacities as co-agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

                                  WITNESSETH:

     WHEREAS, the Borrowers have requested the Revolving Credit Lenders to increase the aggregate Revolving Credit Commitments from $150,000,000 to $185,000,000;

     WHEREAS, pursuant to Section 13.07(b)(ii) of the Credit Agreement, the consent of each of the Revolving Credit Lenders is required to increase the amount of the Revolving Commitments;

     NOW, THEREFORE, in consideration of the above premises, the Borrower and the Revolving Credit Lenders agree as follows:

     SECTION 1. Amendment to Exhibits and Schedules to the Credit Agreement.
                -----------------------------------------------------------
The Credit Agreement is, effective as of the Amendment Effective Date, hereby amended as follows:

     (a) The definition of "Revolving Credit Commitment" contained in Section
1.01 of the Credit Agreement is amended by deleting the amount "$150,000,000" contained therein and replacing it with the amount "$185,000,000".

     (b) The definition of "Revolving Credit Sublimit" contained in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

          "Revolving Credit Sublimit" means, with respect to any Borrower, the amount set forth below opposite the name of such Borrower, which amount is the maximum amount of Revolving Credit Obligations available to be extended to such Borrower on and after the Merger Funding Date:


Borrower                      Amount
--------                      ------

The Company               $ 10,000,000
ITC                        185,000,000
OHM                         10,000,000
OHM Remediation             50,000,000
Beneco                    $ 50,000,000

provided, however, the Revolving Credit Sublimit of any Borrower may be adjusted
--------  -------
at the request of such Borrower by written notice of such request to the Administrative Agent and the acceptance of such request by the Administrative Agent in its reasonable discretion.

     (c) The amount set forth opposite the name of each Revolving Credit Lender under the heading "Revolving Credit Commitment" contained in Schedule 1.01.1 to the Credit Agreement (as modified by each Assignment and Acceptance entered into after the Merger Funding Date and prior to the date hereof) is hereby deleted in its entirety and replaced with the amount set forth opposite the name of such Lender on Schedule 1 attached hereto and made a part hereof

     SECTION 2. Conditions Precedent to the Effectiveness of this Amendment.
                -----------------------------------------------------------
This Amendment shall become effective as of the date hereof on the date (the "Amendment Effective Date") when the following conditions precedent have been satisfied:

     (a) Certain Documents. The Administrative Agent shall have received on or before the Amendment Effective Date all of the following, all of which shall be in form and substance satisfactory to the Administrative Agent, in sufficient originally executed copies for each of the Lenders:

               (i) this Amendment executed by the Borrowers and each Revolving Credit Lender,

              (ii) an Acknowledgment substantially in the form of Exhibit A attached hereto executed by each Subsidiary Guarantor;

             (iii) a Certificate of the Secretary of each Borrower, certifying, among other things, (A) resolutions of the Board of Directors of such Borrower authorizing, this Amendment, (B) the names and signatures of the officers of such Borrower authorized, on behalf of such Borrower, to execute this Amendment and (iii) that there have been no changes in the Certificate of Incorporation and Bylaws of such Borrower since the Merger Funding Date;

             (iv) an opinion of counsel to the Borrowers addressing such matters as the Administrative Agent or the Revolving Credit Lenders may reasonably request; and

             (v) such additional documentation as the Administrative Agent or the Revolving Credit Lenders may reasonably require.

     (b) Representations and Warranties.  Each of the representations and
         ------------------------------
warranties made by the Borrowers or the Subsidiary Guarantors in or pursuant to the Credit Agreement, as amended by this Amendment, and the other Loan Documents to which the Borrowers or any of the Guarantors is a party or by which the Borrowers or any of the Subsidiary Guarantors is bound, shall be true and correct in all material respects on and as of the Amendment Effective Date (other than representations and warranties in any such Loan Document which expressly speak as of a different date).

     (c)   Corporate and Other Proceedings.  All corporate and other
           -------------------------------
proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in all respects in form and substance to the Administrative Agent and the Revolving Credit Lenders.

     (d)   No Events of Default.  No Event of Default or Default shall have
           --------------------
occurred and be continuing on the Amendment Effective Date.

     (e)   Consents.  Each of the Borrowers and the Subsidiary Guarantors shall
       --- --------
have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority as may be necessary to allow each of the Borrowers and the Subsidiary Guarantors lawfully to consummate the transactions contemplated in this Amendment. No such consent or authorization shall impose any conditions upon the Borrowers or the Subsidiary Guarantors that are not reasonably acceptable to the Revolving Credit Lenders.

     (f)  Fees Paid.  On the Amendment Effective Date there shall have been paid
          ---------
to the Administrative Agent, for the account of the Revolving Credit Lenders, for their respective individual accounts, all fees (including, without limitation, the reasonable legal fees of counsel to the Administrative Agent and all fees payable pursuant to Section 5(b) of this Amendment) due and payable on or before the Amendment Effective Date.

     SECTION 3. Representations and Warranties.  Each Borrower hereby represents
                ------------------------------
and warrants to the Lenders that (a) as of the date hereof no Event of Default or Default under the Credit Agreement shall have occurred and be continuing and
(b) all of the representations and warranties of such Borrower contained in
Section 6.01 of the Credit Agreement and in any other Loan Document continue to be true and correct as of the date of execution hereof in all material respects, as though made on and as of such date (other than representations and warranties in any such Loan Document which expressly speak as of a different date).

     SECTION 4. Reference to and Effect on the Loan Documents.
                ---------------------------------------------

     (a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

     (b) Except as specifically amended above, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, any Issuing Bank or the Administrative Agent under the Credit Agreement or any of the Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.

     SECTION 5. Fees, Costs and Expenses.
                ------------------------

     (a)   The Borrowers agree to pay on demand in accordance with the terms of
Section 13.02 of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of Sidley & Austin, counsel for the Administrative Agent with respect thereto.

     (b) On the Amendment Effective Date the Borrowers agree to pay (1) to each Revolving Credit Lender a consent fee equal to 0.075% of such Lender's Revolving Credit Commitment on the Amendment Effective Date (immediately prior to giving effect to any increase in such Commitment made pursuant to this Amendment) and
(2) to each Revolving Credit Lender that is increasing its Revolving Credit Commitment on the Amendment Effective Date, a commitment fee equal to 0.375% of the amount by which such Revolving Credit Lender's Revolving Credit Commitment is being increased (after giving effect to this Amendment).

     SECTION 6. Execution in Counterparts.  This Amendment may be executed and
                -------------------------
delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same original agreement.

     SECTION 7. Affirmation of Borrower Guaranties.  Each of the Borrowers
                ----------------------------------
hereby consents to the terms of this Amendment in its capacity as a guarantor under the Borrower Guaranty to which it is a party and agrees that the terms of this Amendment shall not affect in any way its obligations and liabilities under its Borrower Guaranty or any other Loan Document to which it is a party, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

     SECTION 8. Governing Law.  This Amendment shall be interpreted, and the
                -------------
rights and liabilities of the parties determined, in accordance with the internal law of the State of New York.

IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above.

                                  INTERNATIONAL TECHNOLOGY
                                  CORPORATION


                                  By ________________________________
                                  Name:
                                  Title:


                                  IT CORPORATION


                                  By ________________________________
                                  Name:
                                  Title:


                                  OHM CORPORATION


                                  By ________________________________
                                  Name:
                                  Title:


                                  OHM REMEDIATION SERVICES CORP.


                                  By ________________________________
                                  Name:
                                  Title:


                                  BENECO ENTERPRISES, INC.


                                  By ________________________________
                                  Name:
                                  Title:

                                   CITICORP USA, INC.,


                                   By ________________________________
                                   Name:
                                   Title:


                                   BANKBOSTON, N.A.


                                   By ________________________________
                                   Name:
                                   Title:


                                   ROYAL BANK OF CANADA


                                   By ________________________________
                                   Name:
                                   Title:


                                   CREDIT LYONNAIS


                                   By ________________________________
                                   Name:
                                   Title:


                                   BHF BANK AKTIENGESELLSCHAFT



                                   By ________________________________
                                   Name:
                                   Title:


                                   UNION BANK OF CALIFORNIA


                                   By ________________________________
                                   Name:
                                   Title:

                                  SOCIETE GENERALE


                                  By ________________________________
                                  Name:
                                  Title:


                                  SANWA BUSINESS CREDIT CORPORATION


                                  By ________________________________
                                  Name:
                                  Title:


                                  COMERICA BANK


                                  By ________________________________
                                  Name:
                                  Title:


                                  FLEET BANK, N.A.


                                  By ________________________________
                                  Name:
                                  Title:


                                  THE INDUSTRIAL BANK OF JAPAN,
                                  LIMITED


                                  By ________________________________
                                  Name:
                                  Title:


                                  KEYBANK NATIONAL ASSOCIATION


                                  By ________________________________
                                  Name:
                                  Title:

                                  THE MITSUBISHI TRUST AND BANKING
                                  CORPORATION


                                  By ________________________________
                                  Name:
                                  Title:


                                  THE BANK OF NOVA SCOTIA


                                  By ________________________________
                                  Name:
                                  Title:



                                  BANCO ESPIRITO SANTO E COMERCIAL DE
                                  LISBOA, NASSAU BRANCH


                                  By ________________________________
                                  Name:
                                  Title:


                                  PNC BANK, NATIONAL ASSOCIATION


                                  By ________________________________
                                  Name:
                                  Title:


                                  BANK POLSKA KASA OPIEKI S.A., PEKAO
                                  S.A. GROUP, NEW YORK BRANCH


                                  By ________________________________
                                  Name:
                                  Title:

                                                                      SCHEDULE I


                         REVOLVING CREDIT COMMITMENTS


      Lender                                    Amount
      ------                                    ------

CITICORP USA, INC.                          $ 19,100,000
BANKBOSTON, N.A.                              19,100,000
BHF BANK AKTIENGESELLSCHAFT                   15,000,000
UNION BANK OF CALIFORNIA                      15,000,000
CREDIT LYONNAIS                               14,800,000
SOCIETE GENERALE                              14,800,000
SANWA BUSINESS CREDIT                         13,000,000
    CORPORATION
ROYAL BANK OF CANADA                          12,333,333
CONMERICA BANK                                10,000,000
FLEET BANK, N.A.                               7,400,000
THE INDUSTRIAL BANK OF                         7,400,000
    JAPAN, LIMITED
KEYBANK NATIONAL ASSOCIATION                   7,400,000
THE MITSUBISHI TRUST AND                       7,400,000
    BANKING CORPORATION
THE BANK OF NOVA SCOTIA                        7,400,000
PNC BANK, NATIONAL ASSOCIATION                 6,166,667
BANCO ESPERIT'O SANTO E COMERCIAL              5,000,000
    DE LISBOA, NASSAU BRANCH
BANK POLSKA KASA OPIEKI S.A.,                  3,700,000
    PEKAO S.A. GROUP, NEW YORK BRANCH

     Total                                  $185,000,000
